SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report
(Date of Earliest Event Reported)
December 1, 2003

SureBeam Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31807	33-0921003
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9276 Scranton Rd., Suite 600
San Diego, CA 92121-1750
(Address of principal executive offices)

(858) 795-6300
(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     The Audit Committee of the Board of Directors of SureBeam Corporation (referred to as “SureBeam,” “our,” or “we”) considers and selects our independent auditor. As directed by our Audit Committee, on December 1, 2003 we engaged Peterson & Co. LLP (“Peterson & Co.”) as SureBeam’s independent auditor for the year ending December 31, 2003.

     We have not had an independent auditor since our dismissal of Deloitte & Touche LLP on August 21, 2003. We have not yet filed our quarterly report on Form 10-Q for the quarter ended June 30, 2003, or our quarterly report on Form 10-Q for the quarter ended September 30, 2003 (together, the “Forms 10-Q”). We intend to file the Forms 10-Q after Peterson & Co. has completed its review of the Forms 10-Q.

     During the two most recent years ended December 31, 2002 and 2001, and the subsequent interim period through the date of this report, we did not consult with Peterson & Co. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SureBeam Corporation

By:
/s/ David A. Rane
David A. Rane
Executive Vice President and Chief Financial Officer
Date: December 8, 2003